                                                                    Exhibit 16.1

                                                            Arthur Andersen LLP
                                                            Suite 1300
                                                            711 Louisiana Street
                                                            Houston, Texas 77002
                                                            Tel 713 237 2323
                                                            Fax 713 237 2786



December 6, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 1, 2000 to be filed by our former client, Seitel, Inc. We agree with the statements made in response to the item insofar as they relate to our firm.

Very truly yours,

/s/ Arthur Andersen LLP



CC:  Ms. Debbie Valice
     Vice President of Finance, Chief Financial Officer
     Seitel, Inc.
     50 Briar Hollow Lane West 7th Floor
     Houston, Texas 77027





                                                                     Page 3 of 3